Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Stephanie Bowman
Chief Financial Officer
TUESDAY MORNING CORPORATION
972-934-7251

Farah Soi

ICR, LLC
203-682-8200

TUESDAY MORNING CORPORATION

ANNOUNCES MANAGEMENT CHANGES AND DIRECTOR RESIGNATION

DALLAS, TX — June 6, 2012 — Tuesday Morning Corporation (NASDAQ: TUES) today announced that on June 5, 2012, it relieved Kathleen Mason of her duties as President and CEO and commenced a search for a new chief executive. In connection with the transition, Michael Marchetti 55, the Company’s Executive Vice President and Chief Operating Officer, has been promoted to President and Chief Operating Officer and has been named interim CEO. Melinda Page, the Company’s Senior Vice President-General Merchandise Manager has been promoted to Executive Vice President and Chief Merchandise Officer and Seth Marks Senior Vice President of Alternative Sourcing and E-Commerce has been promoted to Senior Vice President and Chief Marketing Officer.

“The Board of Directors concluded it was the right time to transition leadership to a new executive who will guide the Company through its next stage” said Bruce Quinnell, the Chairman of the Board. “We are confident in Mike, Melinda, Seth and the rest of the senior management team to help lead the Company through this important transition.”

The Company also announced that Sheldon Stein resigned from the board of directors effective May 31, 2012.

The Company also announced it is revising its 2012 fiscal year guidance. The Company now expects net sales for fiscal 2012 to be in the range of $810 million to $815 million. Comparable store sales are expected to decrease by 3.2% to 3.9% and earnings per diluted share are expected to be in the range of $0.11 to $0.15 before costs associated with the replacement of the CEO. For fiscal 2012 capital expenditures are expected to be $15 million, and we expect to increase total square footage by approximately 2%.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial position, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended June 30, 2011 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of current economic conditions; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; and our ability to generate strong holiday season sales. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.